Exhibit 99.1

Provident Bankshares Receives

$151 Million Investment from U.S. Treasury

BALTIMORE: (November 17, 2008) – Provident Bankshares Corporation (Nasdaq: PBKS), the parent company of Provident Bank, today announced that it has received a $151 million investment from the U.S. Treasury as part of the federal government’s TARP Capital Purchase Program. Provident Bankshares sold $151 million in Senior Preferred shares and warrants to purchase common stock to the U.S. Treasury, which represents 3% of the Company’s risk-weighted assets as of September 30, 2008. According to documents provided by the U.S. Treasury, Provident Bankshares is the 13th financial institution to receive an investment through the TARP Capital Purchase Program.

“We are pleased to participate in the second phase of TARP investments, which is designed to provide additional capital to healthy, well managed financial institutions,” said Gary N. Geisel, Chairman and CEO of Provident Bankshares. “This investment will further strengthen our capital position, increase our ability to finance attractive lending opportunities, and enable Provident to provide additional support for economic growth in our local markets.”

The Senior Preferred shares pay a dividend of 5% per year for the first five years and reset to 9% per year thereafter. The Senior Preferred shares are callable at par after three years and can be redeemed prior to then at 100% of the issue price, subject to the approval of the Company’s federal regulator.

The following table indicates the effect of the TARP investment on the Company’s capital ratios:

	Pre-TARP Investment 9/30/2008	Post-TARP Investment 9/30/2008 (pro forma)
Tangible Capital Ratio	4.63%	7.09%
Tier One Risk-Based Capital Ratio	10.31%	13.25%
Total Risk-Based Capital Ratio	12.46%	15.41%

About Provident Bankshares Corporation

Provident Bankshares Corporation is the holding company for Provident Bank, the largest independent commercial bank headquartered in Maryland. With $6.4 billion in assets, Provident serves individuals and businesses in the key metropolitan areas of Baltimore, Washington and Richmond through a current branch network of 142 offices in Maryland, Virginia, and southern York County, Pennsylvania. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Company and leases through Court Square Leasing. Visit Provident on the Web at www.provbank.com.

114 East Lexington Street • Baltimore, Maryland 21202 • www.provbank.com

Forward-looking Statements

This press release, as well as other written communications made from time to time by Provident Bankshares Corporation and its subsidiaries (the “Company”) and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth, revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; asset quality and levels of non-performing assets; current and future capital management programs; non-interest income levels, including fees from services and product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. No forward-looking statement can be guaranteed, and actual results may differ from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this release should be evaluated together with the uncertainties that affect the Company’s business, particularly those mentioned under the headings “Forward –Looking Statements” and “Item 1A. Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2007, and its reports on Forms 10-Q and 8-K, which the Company incorporates by reference.

In the event that any non-GAAP financial information is described in any written communication, including this press release, or in our teleconference, please refer to the supplemental financial tables included with this release and on our website for the GAAP reconciliation of this information.

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114 East Lexington Street • Baltimore, Maryland 21202